                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) of National-Oilwell, Inc. for the registration of 500,000 shares of its common stock pertaining to the National-Oilwell Retirement and Thrift Plan, and to the incorporation by reference to our report dated October 31, 1997, with respect to the consolidated financial statements of National-Oilwell, Inc. for the year ended December 31, 1996 included in its Current Report on Form 8-K dated November 7, 1997 filed with the Security and Exchange Commission.


                                               ERNST & YOUNG LLP



Houston, Texas
February 13, 1998